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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Non-Officer Equity Incentive Plan of Terayon Communication Systems, Inc., of our reports, dated January 15, 1999, with respect to the consolidated financial statements and schedule of Terayon Communication Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                   /s/ Ernst & Young LLP


San Jose, California
December 22, 1999